Exhibit 99.1

Jaguar Global Growth Corporation I Announces Pricing of $200,000,000 Initial Public Offering

MIAMI, FL – February 10, 2022 – Jaguar Global Growth Corporation I (the “Company” or “Jaguar Global”) today announced the pricing of its initial public offering of 20,000,000 units at a price of $10.00 per unit. The units will be listed on the Nasdaq Global Market (“NASDAQ”) and trade under the ticker symbol “JGGCU” beginning on February 11, 2022. Each unit consists of one Class A ordinary share, one right to receive one-twelfth of one Class A ordinary share and one-half of one redeemable warrant of the Company. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares, the rights and warrants are expected to trade on NASDAQ under the symbols “JGGC,” “JGGCR” and “JGGCW,” respectively. The offering is expected to close on February 15, 2022, subject to customary closing conditions.

Jaguar Global is a partnership between Jaguar Growth Partners Group, LLC and Hennessy Capital Group LLC. Jaguar Global is led by Gary Garrabrant, Chairman and Chief Executive Officer, Thomas McDonald, President, and Anthony Page, Chief Financial Officer. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company’s efforts to identify a prospective business combination opportunity will not be limited to a particular industry, sector, or geographical location, it intends to concentrate efforts on identifying high quality international businesses in industries that complement the management team’s background and businesses which provide innovation at the intersection of real estate and technology, a category broadly referred to as PropTech.

Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as joint book-running managers. The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146 or by email at prospectus@citi.com, or from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847 or by email at Barclaysprospectus@broadridge.com. Copies of the registration statement can also be accessed through the SEC’s website at www.sec.gov.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 10, 2022. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the Company’s plans with respect to the target industry for a potential business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

MEDIA CONTACT:

Brian Ruby, ICR, brian.ruby@icrinc.com